Exhibit 99.1

FINANCIAL NEWS

Sanmina’s First Quarter Fiscal 2023 Financial Results

San Jose, CA – January 30, 2023. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal first quarter ended December 31, 2022 and outlook for its fiscal second quarter ending April 1, 2023.

First Quarter Fiscal 2023 Financial Highlights

▪	Revenue: $2.36 billion
▪	GAAP operating margin: 5.2%
▪	GAAP diluted EPS: $1.48
▪	Non-GAAP(1) operating margin: 5.8%
▪	Non-GAAP diluted EPS: $1.64

Additional First Quarter Highlights

▪	Cash flow from operations: $37 million
▪	Free cash flow: $694,000
▪	Ending cash and cash equivalents: $735 million
▪	Non-GAAP pre-tax ROIC: 35.5%

(1)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance costs, environmental investigation, remediation and related costs and other charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“We delivered a strong first quarter. Revenue was up 7.2 percent sequentially, non-GAAP operating margin expanded 20 basis points and non-GAAP earnings per share increased 9.5 percent. Demand from new and existing programs coupled with solid execution by our team were the key drivers to improvements in our financial performance,” stated Jure Sola, Chairman and Chief Executive Officer. “While we are pleased with our recent results, we continue to believe there is opportunity to further improve our business model over the long-term.”

Second Quarter Fiscal 2023 Outlook

The following outlook is for the fiscal second quarter ending April 1, 2023. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $2.2 billion to $2.3 billion
▪	GAAP diluted earnings per share between $1.30 to $1.40
▪	Non-GAAP diluted earnings per share between $1.50 to $1.60

The statements above concerning our financial outlook for the second quarter fiscal 2023 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, most notably ongoing supply chain constraints, including those resulting from the continuing impacts of the COVID-19 pandemic, and geopolitical uncertainty, including from the conflict in Ukraine. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the first quarter and outlook for the second quarter fiscal 2023 on Monday, January 30, 2023 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 833-816-1390 and international 412-317-0483, access code is 10175264. The conference will also be webcast live over the Internet. You can log on to the live webcast at Q1 FY'23 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 877-344-7529 and international 412-317-0088, access code is 8698498.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)

	December 31,	October 1,
	2022	2022

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$735,314	$529,857
Accounts receivable, net	1,308,651	1,138,894
Contract assets	501,893	503,674
Inventories	1,728,000	1,691,081
Prepaid expenses and other current assets	80,675	62,044
Total current assets	4,354,533	3,925,550

Property, plant and equipment, net	591,155	575,170
Deferred tax assets	189,638	198,588
Other	171,886	160,192
Total assets	$5,307,212	$4,859,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,139,445	$2,029,534
Accrued liabilities	292,212	275,735
Accrued payroll and related benefits	135,880	130,892
Short-term debt, including current portion of long-term debt	17,500	17,500
Total current liabilities	2,585,037	2,453,661

Long-term liabilities:
Long-term debt	325,007	329,237
Other	223,376	215,333
Total long-term liabilities	548,383	544,570
Stockholders' equity	2,173,792	1,861,269
Total liabilities and stockholders' equity	$5,307,212	$4,859,500

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended
	December 31,	January 1,
	2022	2022
Net sales	$2,361,361	$1,757,325
Cost of sales	2,170,654	1,612,836
Gross profit	190,707	144,489
Operating expenses:
Selling, general and administrative	60,730	61,475
Research and development	5,599	4,777
Gain on sale of assets	-	(4,610)
Restructuring and other costs	631	1,414
Total operating expenses	66,960	63,056
Operating income	123,747	81,433
Interest income	2,933	309
Interest expense	(8,681)	(4,877)
Other income (expense), net	(6,712)	2,072
Interest and other, net	(12,460)	(2,496)
Income before income taxes	111,287	78,937
Provision for income taxes	19,788	20,303
Net income before noncontrolling interest in subsidiary earnings	91,499	58,634
Noncontrolling interest in subsidiary earnings	3,100	-
Net income attributable to common shareholders	$88,399	$58,634

Basic income per share	$1.53	$0.91
Diluted income per share	$1.48	$0.89

Weighted-average shares used in computing per share amounts:
Basic	57,727	64,399
Diluted	59,867	66,233

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	October 1,	January 1,
	2022	2022	2022
GAAP Operating Income	$123,747	$109,510	$81,433
GAAP operating margin	5.2%	5.0%	4.6%
Adjustments:
Stock compensation expense (1)	11,609	10,563	9,032
Amortization of intangible assets	233	234	262
Legal and other (2)	-	-	833
Restructuring costs	631	3,085	1,414
Gain on sales of long-lived assets	-	-	(4,610)
Non-GAAP Operating Income	$136,220	$123,392	$88,364
Non-GAAP operating margin	5.8%	5.6%	5.0%

GAAP Net Income	$88,399	$64,724	$58,634
Adjustments:
Operating income adjustments (see above)	12,473	13,882	6,931
Loss on termination of pension plan	-	2,380	-
Partial reversal of gain on sale of IP	-	7,000	-
Loss on extinguishment of debt	-	1,370	-
Adjustments for taxes (3)	(2,489)	489	5,705
Non-GAAP Net Income	$98,383	$89,845	$71,270

GAAP Net Income Per Share:
Basic	$1.53	$1.12	$0.91
Diluted	$1.48	$1.08	$0.89

Non-GAAP Net Income Per Share:
Basic	$1.70	$1.55	$1.11
Diluted	$1.64	$1.50	$1.08

Weighted-average shares used in computing per share amounts:
Basic	57,727	58,023	64,399
Diluted	59,867	59,844	66,233

(1) Stock compensation expense was as follows:

Cost of sales	$4,242	$3,610	$3,783
Selling, general and administrative	7,142	6,807	5,135
Research and development	225	146	114
Total	$11,609	$10,563	$9,032

(2) Represents expenses, charges and recoveries associated with certain legal matters.

(3) GAAP provision for income taxes	$19,788	$18,901	$20,303

Adjustments:
Tax impact of operating income adjustments	1,986	879	167
Discrete tax items	5,845	2,415	(384)
Deferred tax adjustments	(5,342)	(3,783)	(5,488)
Subtotal - adjustments for taxes	2,489	(489)	(5,705)
Non-GAAP provision for income taxes	$22,277	$18,412	$14,598

Q2 FY23 Earnings Per Share Outlook*:	Q2 FY23 EPS Range
	Low	High
GAAP diluted earnings per share	$1.30	$1.40
Stock compensation expense	$0.20	$0.20
Non-GAAP diluted earnings per share	$1.50	$1.60

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the second quarter of FY23, an estimate of such items is not included in the outlook for Q2 FY23 GAAP EPS.

Condensed Consolidated Cash Flow Statement
(in thousands)
(Unaudited)

	Three Month Periods
($ in thousands)	Q1'23	Q4'22	Q3'22	Q2'22	Q1'22
GAAP Net Income before NCI	$91,499	$64,724	$79,543	$53,220	$58,634
Depreciation and amortization	28,536	26,686	27,065	27,567	27,465
Other, net	19,743	35,180	18,739	15,429	12,101
Net change in net working capital	(102,554)	(44,692)	(23,664)	(17,243)	(29,900)
Cash provided by operating activities	37,224	81,898	101,683	78,973	68,300

Purchases of long-term investments	(800)	(300)	(700)	(1,000)	-
Net purchases of property & equipment	(36,530)	(48,155)	(37,434)	(27,263)	(17,362)
Cash used in investing activities	(37,330)	(48,455)	(38,134)	(28,263)	(17,362)

Net share repurchases	(7,836)	(23,438)	(124,365)	(113,146)	(67,773)
Net borrowing activities	(4,375)	27,987	(4,688)	(4,688)	(4,688)
Proceeds from other notes receivable	-	-	500	-	-
Proceeds from sale of non-controlling interest	215,799	-	-	-	-
Cash provided by (used for) financing activities	203,588	4,549	(128,553)	(117,834)	(72,461)

Effect of exchange rate changes	1,975	(1,440)	(1,584)	(700)	(786)

Net change in cash & cash equivalents	$205,457	$36,552	$(66,588)	$(67,824)	$(22,309)

Free cash flow:
Cash provided by operating activities	$37,224	$81,898	$101,683	$78,973	$68,300
Net purchases of property & equipment	(36,530)	(48,155)	(37,434)	(27,263)	(17,362)
Proceeds from sale of intellectual property	-	-	500	-	-
	$694	$33,743	$64,749	$51,710	$50,938

Pre-tax Return on Invested Capital (ROIC)
($ in thousands)
(Unaudited)

		Three Month Periods
($ in thousands)		Q1 FY23	Q4 FY22	Q3 FY22	Q2 FY22	Q1 FY22
GAAP operating income		$123,747	$109,510	$94,618	$82,226	$81,433
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP operating income		494,988	438,040	378,472	328,904	325,732
Average invested capital (1)	÷	1,535,454	1,447,439	1,397,241	1,365,669	1,337,989
GAAP pre-tax ROIC		32.2%	30.3%	27.1%	24.1%	24.3%

Non-GAAP operating income		$136,220	$123,392	$110,246	$95,251	$88,364
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP operating income		544,880	493,568	440,984	381,004	353,456
Average invested capital (1)	÷	1,535,454	1,447,439	1,397,241	1,365,669	1,337,989
Non-GAAP pre-tax ROIC		35.5%	34.1%	31.6%	27.9%	26.4%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs, environmental investigation, remediation and related costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.